EXHIBIT 5.3

June 17, 2016

The Travelers Companies, Inc.

485 Lexington Avenue

New York, New York 10017

Ladies and Gentlemen:

We have acted as counsel to The Travelers Companies, Inc., a Minnesota corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) shares of common stock of the Company, without par value (the “Common Stock”); (ii) warrants to purchase Common Stock (the “Common Stock Warrants”); (iii) shares of preferred stock of the Company (the “Preferred Stock”); (iv) warrants to purchase Preferred Stock (the “Preferred Stock Warrants”); (v) depositary shares evidenced by depositary receipts representing a fraction or a multiple of a share of Preferred Stock (the “Depositary Shares”); (vi) debt securities of the Company, which may be senior (“Senior Debt Securities”), subordinated (the “Subordinated Debt Securities”) or junior subordinated (the “Junior Subordinated Debt Securities” and together with the Senior Debt Securities and Subordinated Debt Securities, the “Debt Securities”); (vii) warrants to purchase Debt Securities (the “Debt Security Warrants”); (viii) contracts for the purchase and sale of Common Stock, Preferred Stock or Depositary Shares (the “Purchase Contracts”); (ix) guarantees of the Company (the “Guarantees”) to be issued in connection with the issuance of the preferred securities (the “Preferred Securities”) by Travelers Capital Trust II, Travelers Capital Trust III, Travelers Capital Trust IV or Travelers Capital Trust V (collectively, the “Trusts”); (x) units of the Company consisting of two or more of the securities described under clauses (i) through (ix) in any combination (the “Units”); and (xi) Common Stock, Preferred Stock and Debt Securities that may be issued upon exercise of Securities Warrants (as defined below) or Purchase Contracts, whichever is applicable. The Common Stock, the Preferred Stock, the Debt Securities, the Securities Warrants, the Purchase Contracts, the Depositary Shares, the Guarantees and the Units are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus and pursuant to Rule 415 under the Securities Act in an indeterminate amount.

The Senior Debt Securities will be issued under an indenture, dated as of June 16, 2016 (the “Senior Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Senior Trustee”). The Subordinated Debt Securities will be issued under an indenture (the “Subordinated Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Subordinated Trustee”). The Junior Subordinated Debt Securities will be issued under an indenture, dated as of March 12, 2007 (the “Junior Subordinated Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Junior Subordinated Trustee”). The Senior Indenture, the Subordinated Indenture and the Junior Subordinated Indenture are hereinafter referred to collectively as the “Indentures.”

The Common Stock Warrants, the Preferred Stock Warrants and the Debt Security Warrants are hereinafter referred to collectively as the “Securities Warrants.” The Common Stock Warrants will be issued under a common stock warrant agreement (the “Common Stock Warrant Agreement”) between the Company and a common stock warrant agent as shall be named therein. The Preferred Stock Warrants will be issued under a preferred stock warrant agreement (the “Preferred Stock Warrant Agreement”) between the Company and a preferred stock warrant agent as shall be named therein. The Security Warrants to purchase Senior Debt Securities will be issued under a senior debt security warrant agreement (the “Senior Debt Security Warrant Agreement”) among the Company, a senior debt security warrant agent as shall be named therein and the Senior Trustee. The Security Warrants to purchase Subordinated Debt Securities will be issued under a subordinated debt security warrant agreement (the “Subordinated Debt Security Warrant Agreement”) among the Company, a subordinated debt security warrant agent as shall be named therein and the Subordinated Trustee. The Security Warrants to purchase Junior Subordinated Debt Securities will be issued under a junior subordinated debt security warrant agreement (the “Junior Subordinated Debt Security Warrant Agreement”) among the Company, a junior subordinated debt security warrant agent as shall be named therein and the Junior Subordinated Trustee. The Common Stock Warrant Agreement, the Preferred Stock Warrant Agreement, the Senior Debt Security Warrant Agreement, the Subordinated Debt Security Warrant Agreement and the Junior Subordinated Debt Security Warrant Agreement are hereinafter referred to collectively as the “Warrant Agreements.” Each party to a Warrant Agreement other than the Company is referred to hereinafter as a “Counterparty.”

The Purchase Contracts will be issued pursuant to a purchase contract agreement (the “Purchase Contract Agreement”) between the Company and a purchase contract agent as shall be named therein (the “Purchase Contract Agent”).

The Depositary Shares will be issued pursuant to a deposit agreement (the “Deposit Agreement”) between the Company and a depositary as shall be named therein (the “Depositary”).

Each Guarantee will be made pursuant to a preferred securities guarantee agreement (the “Preferred Securities Guarantee”) between the Company and The Bank of New York Mellon Trust Company, N.A., as the preferred guarantee trustee (the “Preferred Guarantee Trustee”).

The Units will be issued pursuant to a unit agreement (the “Unit Agreement”) between the Company and a unit agent as shall be named therein (the “Unit Agent”).

We have examined the Registration Statement, the Senior Indenture, the form of Subordinated Indenture, the Junior Subordinated Indenture and the form of Preferred Securities Guarantee, which have been filed with the Commission or incorporated by reference as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that (1) the Senior Indenture is the valid and legally binding obligation of the Senior Trustee, (2) the Subordinated Indenture is executed substantially in the form filed as an exhibit to the Registration Statement and at the time of execution, authentication, issuance and delivery of the Subordinated Debt Securities, the Subordinated Indenture will be the valid and legally binding obligation of the Subordinated Trustee, (3) the Junior Subordinated Indenture is the valid and legally binding obligation of the Junior Subordinated Trustee, (4) at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto, (5) at the time of execution, issuance and delivery of the Purchase Contracts, the Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent, (6) at the time of execution, issuance and delivery of the Depositary Shares, the Deposit Agreement will be the valid and legally binding obligation of the Depositary, (7) at the time of execution, issuance and delivery of the Guarantees, the Preferred Securities Guarantee will be the valid and legally binding obligation of the Preferred Guarantee Trustee and (8) at the time of execution, issuance and delivery of the Units, the Unit Agreement will be the valid and legally binding obligation of the Unit Agent.

We have assumed further that (1) the Company has duly authorized, executed and delivered the Senior Indenture and the Junior Subordinated Indenture in accordance with the Amended and Restated Articles of Incorporation of the Company (the “Articles”) and the Amended and Restated Bylaws of the Company (the “Bylaws”) and the law of the State of Minnesota and, at such time, the Company was validly existing and in good standing under the law of the State of Minnesota, (2) at the time of execution, authentication, issuance and delivery of the Senior Debt Securities and the Junior Subordinated Debt Securities, the Company will be validly existing and in good standing under the law of the State of Minnesota and (3) the execution, delivery and performance by the Company of the Senior Indenture, the Senior Debt Securities, the Junior Subordinated Indenture and the Junior Subordinated Debt Securities do not and will not violate the law of the State of Minnesota or any other applicable laws (excepting the law of the State of New York and the federal law of the United States) and do not and will not constitute a breach or violation of any agreement or instrument which is binding upon the Company.

We have assumed further that (1) at the time of execution, authentication, issuance and delivery of the Subordinated Indenture and the Subordinated Debt Securities, the Subordinated Indenture will have been duly authorized, executed and delivered by the Company in accordance with the Articles, the Bylaws and the law of the State of Minnesota, and, at such time, the Company will be validly existing and in good standing under the law of the State of Minnesota and (2) the execution, delivery and performance by the Company of the Subordinated Indenture and the Subordinated Debt Securities will not violate the law of the State of Minnesota or any other applicable laws (excepting the law of the State of New York and the federal law of the United States) and will not constitute a breach or violation of any agreement or instrument which is binding upon the Company.

We have assumed further that (1) at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company in accordance with the Articles, the Bylaws and the law of the State of Minnesota and, at such time, the Company will be validly existing and in good standing under the law of the State of Minnesota and (2) the execution, delivery and performance by the Company of such Warrant Agreement and such Securities Warrants will not violate the law of the State of Minnesota or any other applicable laws (excepting the law of the State of New York and the federal law of the United States) and will not constitute a breach or violation of any agreement or instrument which is binding upon the Company.

We have assumed further that (1) at the time of execution, issuance and delivery of the Purchase Contracts, the Purchase Contract Agreement will have been duly authorized, executed and delivered by the Company in accordance with the Articles, the Bylaws and the law of the State of Minnesota and, at such time, the Company will be validly existing and in good standing under the law of the State of Minnesota and (2) the execution, delivery and performance by the Company of the Purchase Contract Agreement and the Purchase Contracts will not violate the law of the State of Minnesota or any other applicable laws (excepting the law of the State of New York and the federal law of the United States) and will not constitute a breach or violation of any agreement or instrument which is binding upon the Company.

We have assumed further that (1) at the time of execution, issuance and delivery of the Depositary Shares, the related Deposit Agreement will have been duly authorized, executed and delivered by the Company in accordance with the Articles, the Bylaws and the law of the State of Minnesota and, at such time, the Company will be validly existing and in good standing under the law of the State of Minnesota and (2) the execution, delivery and performance by the Company of the Deposit Agreement and the Depositary Shares will not violate the law of the State of Minnesota or any other applicable laws (excepting the law of the State of New York and the federal law of the United States) and will not constitute a breach or violation of any agreement or instrument which is binding upon the Company.

We have assumed further that (1) at the time of execution, issuance and delivery of the Guarantees, the Preferred Securities Guarantee will have been duly authorized, executed and delivered by the Company in accordance with the Articles, the Bylaws and the law of the State of Minnesota and, at such time, the Company will be validly existing and in good standing under the law of the State of Minnesota and (2) the execution, delivery and performance by the Company of the Preferred Securities Guarantee and the Guarantees will not violate the law of the State of Minnesota or any other applicable laws (excepting the law of the State of New York and the federal law of the United States) and will not constitute a breach or violation of any agreement or instrument which is binding upon the Company.

We have assumed further that (1) at the time of execution, issuance and delivery of the Units, the related Unit Agreement will have been duly authorized, executed and delivered by the Company in accordance with the Articles, the Bylaws and the law of the State of Minnesota and, at such time, the Company will be validly existing and in good standing under the law of the State of Minnesota and (2) the execution, delivery and performance by the Company of the Unit Agreement and the Units will not violate the law of the State of Minnesota or any other applicable laws (excepting the law of the State of New York and the federal law of the United States) and will not constitute a breach or violation of any agreement or instrument which is binding upon the Company.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.     With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board (such Board of Directors or committee being referred to herein as the “Board”) or duly authorized officers of the Company and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board or duly authorized officers of the Company and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

2.     With respect to the Securities Warrants, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the execution and delivery of a related Warrant Agreement and (b) the due execution, countersignature, issuance and delivery of such Securities Warrants, upon payment of the consideration for such Securities Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Securities Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

3.     With respect to the Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the execution and delivery of the Purchase Contract Agreement and (b) the due execution, issuance and delivery of the Purchase Contracts, upon payment of the consideration for such Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement and such agreement, the Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

4.     With respect to the Depositary Shares, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and terms of any Depositary Shares, the terms of the offering thereof and related matters by the Board, (b) the due issuance and delivery of the Preferred Stock to the Depositary under the Deposit Agreement and such Preferred Stock is validly issued, fully paid and nonassessable and (c) the due execution, issuance and delivery of the depositary receipts evidencing the Depositary Shares against deposit of the Preferred Stock in accordance with the Deposit Agreement, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Deposit Agreement and such agreement, the depositary receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement.

5.     With respect to the Guarantees, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and terms of any Guarantees, the terms of the offering thereof and related matters by the Board or duly authorized officers of the Company, (b) the Preferred Securities of the Trusts are validly issued, fully paid and nonassessable, (c) the due execution, authentication, issuance and delivery of the Preferred Securities issued by the Trusts, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board or duly authorized officers of the Company and otherwise in accordance with the provisions of the applicable trust agreement and such agreement and (d) the due issuance of such Guarantees, such Guarantees will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

6.     With respect to the Units, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and terms of any Units, the terms of the offering thereof and related matters by the Board, (b) the Common Stock and Preferred Stock that are components of any Units are validly issued, fully paid and nonassessable, (c) the Debt Securities, Securities Warrants, Purchase Contracts and Guarantees that are components of any Units constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and (d) the depositary receipts evidencing the Depositary Shares are validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions set forth in paragraphs 1, 2, 3, 4, 5 and 6 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

We do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States.

We hereby consent to the filing of this opinion letter as Exhibit 5.3 to the Registration Statement and to the use of our name under the captions “Validity of Securities” and “Material United States Federal Income Tax Consequences” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP